Exhibit 10.4

AMENDMENT NO. 1

TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of April 17, 2012, by and among BRT RLOC LLC, a New York limited liability company (“Borrower”), BRT Realty Trust, a Massachusetts business trust, as guarantor (in such capacity, “Guarantor”) and as servicer (in such capacity, “Servicer”), the Lenders hereto, Capital One, National Association, as agent for the Lenders (in such capacity, Agent”) and as custodian (in such capacity, “Custodian”).

BACKGROUND

Borrower, Guarantor and Servicer entered into that certain Loan and Security Agreement, dated as of June 22, 2011, (as amended, restated, supplemented and/or otherwise modified from time to time, the “Loan Agreement”) with the Lenders, Agent and Custodian, pursuant to which, the Lenders made available to Borrower, pursuant to the terms and conditions in the Loan Agreement, a credit facility.

In connection with the Loan Agreement, Borrower, Guarantor and Servicer entered into and delivered the other Transaction Documents.

Borrower has requested that Agent and Lenders amend the Loan Agreement to incorporate a sublimit pursuant to which Borrower can request Loans up to $10,000,000 in the aggregate without first pledging Eligible Receivables and either (a) repay such Loans no later than ninety (90) days from the date such Loan is made or (ii) pledge to Agent therefor, for the benefit of itself and Lenders, Eligible Receivables no later than ninety (90) days from the date such Loan is made so that the aggregate Facility Amount outstanding at such time (including such Loan) does not exceed the lesser of the Borrowing Limit and the Borrowing Base, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2.             Amendments to the Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a)           Section 1.01 is amended by adding the following defined terms in their appropriate alphabetical order:

““Bridge Loan” has the meaning assigned to that term in Section 2.02(b)(ii).”

““Bridge Loan Sublimit” means $10,000,000.”

(b)           Section 2.01 is amended in its entirety to provide as follows:

“SECTION 2.01 Borrowings. On the terms and conditions hereinafter set forth and set forth in the Notes, if any, each Lender shall make loans (“Loans”) to Borrower in an amount equal to such Lender’s Commitment Percentage of the Loans from time to time during the period from the date of this Agreement until the earlier of the Early Amortization Commencement Date or the Commitment End Date. The obligations of each Lender hereunder shall be several and not joint. Under no circumstances shall Lenders make any Loan if (a) the principal amount of such Loan is less than $1,000,000 or (b) after giving effect to the Borrowing of such Loan, any of the following is true: (i) an Early Amortization Event has occurred and is continuing, (ii) the aggregate Facility Amount would exceed the Borrowing Limit, (iii) except as respects the Bridge Loans, the aggregate Facility Amount would exceed the Borrowing Base at such time; or (iv) the aggregate Facility Amount of the Bridge Loans would exceed the Bridge Loan Sublimit.”

(c)           Sections 2.02(a), (b) and (c) are amended in their entirety to provide as follows:

“SECTION 2.02 The Initial Borrowing and Subsequent Borrowings.

(a)           Until the occurrence of the earlier of the Early Amortization Commencement Date and the Commitment End Date, each Lender will make Loans at the request of Borrower, subject to and in accordance with the terms and conditions of Section 2.01 and this Section 2.02 and subject to the provisions of Article III hereof.

(b)           (i)            No later than fifteen (15) Business Days before the related Borrowing Date for a Loan other than a Bridge Loan or the date on which Borrower would like to Pledge such Receivable hereunder, Borrower shall deliver to Agent copies of the documents in the Receivables File related to a Receivable which Borrower would like to Pledge to Agent hereunder. No later than three (3) Business Days before the related Borrowing Date, Agent shall indicate whether such Receivable would constitute an Eligible Receivable as of such date; provided that Agent’s failure to deliver an indication by such date shall be deemed an indication that such Receivable is not an Eligible Receivable. It is expressly agreed and acknowledged that Agent and Lenders are providing the Loans on the basis of all representations and warranties made by Borrower and Servicer hereunder and under the other Transaction Documents and on the completeness and accuracy of the information contained in the applicable Receivables File, and any incompleteness or inaccuracies in the related Receivables File will only be acceptable to Agent and Lenders if disclosed in writing to Agent by Borrower in advance of the related date on which the Notice of Borrowing is due, and then only if Agent opts to accept such Receivable as part of the Borrowing Base notwithstanding such incompleteness and inaccuracies.

(ii)           Notwithstanding the foregoing clause (i), the Borrower shall be permitted, subject to and in accordance with the terms and conditions of Section 2.01 and this Section 2.02 and subject to the provisions of Article III hereof, request a Borrowing pursuant to a Notice of Borrowing without a corresponding Pledge of Eligible Receivables (such a Loan, a “Bridge Loan”). Borrower shall not permit, at any time, the aggregate unpaid principal balance of the Bridge Loans to exceed the Bridge Loan Sublimit. Notwithstanding anything to the contrary in this Agreement, Borrower shall, no later than ninety (90) days after a Bridge Loan is made under this Agreement, either (A) repay such Bridge Loan in full (including, without limitation, any accrued and unpaid interest attributable to such Bridge Loan) or (B) Pledge additional Eligible Receivables under this Agreement in such amount as may be necessary so that the Borrowing Base is at least equal to or greater than the Facility Amount (in which case, such Bridge Loan shall no longer be deemed a Bridge Loan hereunder).

(c)           (i)            Each Borrowing shall be made upon irrevocable written notice from Borrower to Agent (any such written notice, a “Notice of Borrowing”), provided that, unless otherwise agreed by Agent and Lenders, such Notice of Borrowing is received by Agent no later than 3:00 P.M. (New York City time) on the date that is two (2) Business Days prior to the related Borrowing Date and, except in the case of a Bridge Loan, Agent has previously indicated that the related Receivable, if any, would constitute an Eligible Receivable as provided in clause (b)(i) above. Each such Notice of Borrowing shall be accompanied by a Borrowing Base Certificate, other than in the case of a Bridge Loan, as of the Business Day immediately preceding the date of such Notice of Borrowing and such Notice of Borrowing shall specify in detail (A) the aggregate amount of such Borrowing and the calculations supporting such Borrowing, (B) whether such Borrowing is a Bridge Loan, (C) the date of such Borrowing and the Fixed Period requested with respect to such Borrowing and (D) other than in the case of a Bridge Loan, the Eligible Receivables to be Pledged in connection with such Borrowing, if any (and upon such Borrowing other than in the case of a Bridge Loan, such Mortgage Loan Receivables shall be Pledged Receivables hereunder). On the date of each such Borrowing, each Lender shall, upon satisfaction of the applicable conditions set forth in this Article II and Article III, make available to Borrower on the applicable Borrowing Date, no later than 3:00 P.M. (New York City time) on such Borrowing Date, in same day funds, such Lender’s Commitment Percentage of the amount of such Borrowing (net of amounts payable to or for the benefit of such Lender), by payment into the Operating Account. For the avoidance of doubt, Lenders, unless consented to in writing by Agent in its sole discretion and pursuant to terms and advance rates as agreed between Borrower and Agent, shall not make any Loans under this Agreement with respect to Pledged Receivables that are not Eligible Receivables.

(ii)           Each Notice of Borrowing other than as respects a Bridge Loan delivered to Agent pursuant to this Section 2.02(c) shall be accompanied by a copy of the Notice of Pledge (and the Receivables Schedule attached thereto), if any, which was sent to Custodian pursuant to the terms of the Custodial Agreement in connection with the pledge, if any, of Eligible Receivables to be made in connection therewith.

(iii)          Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Borrowing or similar notice purporting to have been sent to Agent by the proper party or parties. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.”

(d)           Section 2.05(b) is amended in its entirety to provide as follows:

“(b)         Borrower Deficiency Payments. Notwithstanding anything to the contrary contained in this Section 2.05 or in any other provision in this Agreement, if, on any day prior to the Collection Date, the Facility Amount shall exceed the Borrowing Limit, then Borrower shall either (i) remit to Agent a payment (to be applied by Agent to repay Loans selected by Agent, in its sole discretion), in such amount as may be necessary to reduce the Facility Amount to an amount less than or equal to the Borrowing Limit or (ii) pledge and grant a security interest to Agent for the benefit of Lenders in additional Pledged Receivables which would constitute Eligible Receivables sufficient to eliminate such excess, in each case, no later than two Business Days after Borrower first has Actual Knowledge of such excess or is notified by any Lender, Agent, Custodian or any other Person of such excess. Notwithstanding anything to the contrary contained in this Section 2.05 or in any other provision in this Agreement, if, on any day prior to the Collection Date, the Facility Amount (not including the aggregate unpaid principal amount of the Bridge Loans that have been outstanding under this Agreement for less than ninety (90) days) shall exceed the Borrowing Base, then Borrower shall either (i) remit to Agent a payment (to be applied by Agent to repay Loans selected by Agent, in its sole discretion), in such amount as may be necessary to reduce the Facility Amount to an amount less than or equal to the Borrowing Base or (ii) Pledge additional Eligible Receivables hereunder in such amount as may be necessary to increase the Borrowing Base to an amount equal to or greater than the Facility Amount, in each case, no later than two Business Days after Borrower first has Actual Knowledge of such excess or is notified by any Lender, Agent, Custodian or any other Person of such excess.”

3.             Conditions of Effectiveness. This Amendment shall become effective upon receipt by the Agent of the following, each of which shall be in form and substance satisfactory to the Agent and its counsel:

(a)           a copy of this Amendment duly executed by Borrower, Guarantor, Servicer, Agent, Lenders and Custodian; and

(b)           such other documents, instruments or agreements as Agent may reasonably require.

4.             Representations and Warranties. Each of Borrower, Guarantor and Servicer hereby represents and warrants as follows:

(a)           This Amendment, the Loan Agreement and the other Transaction Documents, as amended hereby, constitute legal, valid and binding obligations of Borrower, Servicer and Guarantor and are enforceable against them in accordance with their respective terms.

(b)           No Event of Default or Early Amortization Event has occurred and is continuing or would exist after giving effect to this Amendment.

(c)           Neither Borrower, Servicer nor Guarantor has any defense, counterclaim or offset with respect to this Amendment, the Loan Agreement or any other Transaction Document.

5.             Effect on the Loan Agreement and Other Transaction Documents.

(a)           Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby. Upon the effectiveness of this Amendment, Borrower, Guarantor and Servicer hereby reaffirms all covenants, representations and warranties made in the Loan Agreement and the other Transaction Documents to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date).

(b)           Except as specifically amended herein, the Loan Agreement and all other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders.

6.             Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

7.             Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.             Counterparts; Signatures. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

[Signature Pages to Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWER:	BRT RLOC LLC

	By:	/s/ Mark H. Lundy
		Name:	Mark H. Lundy
		Title:	Senior Vice President

SERVICER:	BRT REALTY TRUST

	By:	/s/ Mark H. Lundy
		Name:	Mark H. Lundy
		Title:	Senior Vice President

GUARANTOR:	BRT REALTY TRUST

	By:	/s/ Mark H. Lundy
		Name:	Mark H. Lundy
		Title:	Senior Vice President

SIGNATURE PAGE TO

AMENDMENT NO. 1 TO

LOAN AND SECURITY AGREEMENT

AGENT:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Kenneth Hund
		Name:	KENNETH HUND
		Title:	VICE PRESIDENT

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Kenneth Hund
		Name:	KENNETH HUND
		Title:	VICE PRESIDENT

CUSTODIAN	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Kenneth Hund
		Name:	KENNETH HUND
		Title:	VICE PRESIDENT

SIGNATURE PAGE TO

AMENDMENT NO. 1 TO

LOAN AND SECURITY AGREEMENT